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                                                                EXHIBIT 10.22
                                                                -------------


          AGREEMENT, dated as of January ___, 1996 (the "Agreement"), among Toray Industries, Inc., a Japanese corporation ("Toray"), Therma-Wave, Inc., a Delaware corporation (the "Company"), and Dr. Allan Rosencwaig, David L. Willenborg, Lee Smith, Anthony W. Lin, Jon Opsal and Clay Falkner (with the exception of Clay Falkner, individually a "Key Employee," and collectively, the "Key Employees").


                            W I T N E S S E T H :

          WHEREAS, the parties hereto are parties to that certain Key Employee Stock Agreement, dated as of October 30, 1991, amended as of December 16, 1994 (the "Key Employee Agreement") and that certain Stock Purchase Agreement, dated as of December 16, 1994 (the "Stock Purchase Agreement"), pursuant to which the Key Employees and Clay Falkner have certain rights to cause the Company and Toray to purchase all of their shares of Common Stock, par value $.001 (collectively, "Employee Shares") which they own or may acquire upon the exercise of options therefor (the "Key Employee Options"), subject to certain terms and conditions set forth therein;

          WHEREAS, pursuant to the Stock Purchase Agreement, the parties and Bank of America NT&SA (the "Escrow Agent") have entered into an Escrow Agreement, dated December 16, 1994 (the "Escrow Agreement"), pursuant to which Toray deposited with the Escrow Agent the sum of US$11,648,181.47 (the "Escrowed Property") for the purchase of the Employee Shares;

          WHEREAS, each of the Key Employees has entered into an Employment Agreement with the Company, each dated as of October 30, 1991 (collectively, the "Employment Agreements");

          WHEREAS, Toray, the Company, the Key Employees and Clay Falkner have agreed to enter into this Agreement and upon the execution of this Agreement, terminate the Stock Purchase Agreement and the Key Employee Agreement and amend the Employment Agreements as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises set forth here in, the parties hereto hereby agree as follows:

          1. Definitions: As used in this Agreement, the following terms shall have the following respective meanings:

     "Adjusted Fair Market Value" shall mean the Market Value less any investment banker fees and expenses related
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to the determination of such Market Value less the Reduction Amount.

     "Adjusted Sale Price" shall mean the Net Proceeds received in the Sale, plus the acquisition debt of the Company in the amount of US$23,100,000 to the extent that the debt is assumed directly or indirectly by the purchaser or retained as an obligation of the Company after the Sale, less the Reduction Amount.

     "Applicable Percentage" shall mean the aggregate number of Employee Shares owned on the date hereof by each Key Employee who is entitled to receive additional payments for his Employee Shares pursuant to Section 3 or 4 hereof as determined on the date such payments are made divided by 22,149,540, which as of the date hereof is 11.223%.

     "Independent Investment Bank" shall mean a recognized, U.S. based, national investment banking firm with experience in mergers, acquisitions and corporate valuations, that has not had any material relationship with the Company, Toray, Shimadzu or any of the Key Employees during the preceding five years except as set forth herein.

     "Market Value" shall mean a dollar amount representing the value of the entire equity interest in the Company and shall be determined by employing such valuation methodologies as are customary and appropriate for mergers and acquisitions in general and for high technology companies in particular. The Market Value will be calculated assuming the entire equity interest in the Company were being sold in a manner and pursuant to a process designed to reflect fully the Company's value as a whole (including any control premium inherent therein) in a unitary transaction to a willing buyer, but without regard to any tax liability as a result of such sale. Discount rates and corporate multiples used in the valuation shall be those prevailing in the United States. The Market Value shall take into account the Company's global operations including the operating results of Therma-Wave (Japan) K.K. and any successor corporation thereto ("TWKK") and any other affiliate of Toray or Shimadzu to the extent that: (a) such affiliate uses the Company's technology, and (b) the Company has not been compensated for such use on an arm's length basis, through license payments or otherwise. Furthermore, for the purposes of determining Market Value, no reduction in Market Value shall be made with respect to the acquisition debt of US$23,100,000 on the books of the Company. The Key

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Employees and Toray shall consult with each other concerning the provision of valuation information to the Independent Investment Bank and procedures to be followed by the Independent Investment Bank in conducting its valuation.

     "Net Proceeds" shall mean the total proceeds received from the purchaser in the Sale less any investment banker fees or expenses paid by Toray with respect to the potential sale of the Company (it being understood that the Company is directly paying certain legal fees of the Key Employees and certain investment banking fees with respect to the potential sale of the Company).

     "Option Date" shall mean the later of (i) April 1, 1997 or (ii) the date in 1997 that an Independent Investment Bank shall have delivered to the Key Employees and Toray its written opinion as to the Market Value of the Company as of December 31, 1996; provided, however, that the parties hereto shall use their best efforts to cause such written opinion to be delivered no later than March 31, 1997.

     "Payout Date" shall mean the later of (i) April 1, 1998 or (ii) the fifth business day following the date in 1998 that an Independent Investment Bank shall have delivered to the Key Employees who are then eligible to receive a payment pursuant to Section 4 hereof and Toray its written opinion as to the Market Value of the Company as of December 31, 1997; provided, however, that the parties hereto shall use their best efforts to cause such written opinion to be delivered no later than March 31, 1998.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation or institution.

     "Pro Rata Share" shall mean, with respect to any Key Employee, the ratio which the number of Employee Shares owned on the date hereof by such Key Employee bears to the total number of Employee Shares owned on the date hereof by all Key Employees who are entitled to receive additional payments for their Employee Shares pursuant to Section 3 or 4 hereof, as determined on the date such payments are made.

     "Reduction Amount" shall mean US$8,500,000 less the amount, if any, by which $1,421,504.24 (which is the amount

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previously paid by the Company for the repurchase of the shares of the
Company's common stock owned by Charles Shalvoy) exceeds the aggregate price of the common stock of the Company purchased by Toray from the Company between the date hereof and the date of the Sale or the determination of Market Value, as the case may be.

     "Sale" shall mean any merger, consolidation or other combination of the Company with any Person (in which the Company is not the surviving company or in which the stockholders of the Company immediately prior to the merger (or other transaction) do not own at least 50% of the outstanding voting stock of the company surviving the merger (or other transaction)) or a sale of all or substantially all of the assets or capital stock of the Company to another Person.

     "Shimadzu" shall mean Shimadzu Corporation, a Japanese corporation.

          2. Purchase of Employee Shares; Release and Delivery of Escrowed Property.

          (a) On April 1, 1996, Toray shall purchase from each Key Employee and Clay Falkner (individually, a "Participating Employee," and collectively, the "Participating Employees"), and each Participating Employee shall sell to Toray all of his Employee Shares for an aggregate purchase price of US$11,648,181.47 and, with respect to the Key Employees, the future contingent rights set forth in Sections 3 and 4 hereof. Set forth on Schedule A hereto opposite the name of each Participating Employee is the number of Employee Shares owned by each Participating Employee and the amount to be paid on April 1, 1996 to each Participating Employee (the "Section 2 Purchase Price").

          (b) Each Participating Employee represents as to himself that he is the record and beneficial owner of the number of Employee Shares opposite his name on Schedule A hereto and upon the purchase by Toray of such Employee Shares in accordance with the terms of this Agreement, Toray will acquire good and marketable title to such Employee Shares, free and clear of all liens, pledges, charges, prior assignments, claims and encumbrances of any character or nature.

          (c) Simultaneously with the execution hereof, (i) each Participating Employee shall execute and deliver to the Company for delivery to the Escrow Agent a Qualifying Notice (as defined

                                      4
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in the Escrow Agreement and attached thereto as Exhibit A) and (ii) the
Company shall execute for delivery to the Escrow Agent prior to April 1, 1996 a certificate in the form attached hereto as Exhibit A (the "Company Certificate") which shall specify:

               (i) the purchase price to be paid by Toray to each Participating Employee for his Employee Shares;

               (ii) the amount, if any, which each Participating Employee is required to pay the Company to exercise his Key Employee Options (the "Exercise Prices"); and

               (iii) the amount, if any, which the Company is required to pay in connection with the exercise of such Participating Employee's Key Employee Options pursuant to all applicable U.S. federal, state and local withholding taxes (the "Withholding Taxes").

          (d) Following receipt of the Company Certificate, on April 1, 1996 (the "Purchase Date"), the Escrow Agent shall do the following:

               (i) release and deliver to each Participating Employee an amount of the Escrowed Property equal to the purchase price for such Participating Employee's Employee Shares less the sum of the Exercise Prices and Withholding Taxes, if any, applicable to the exercise by such Participating Employee of his Key Employee Options as set forth on the Company Certificate (the "Key Employee Payment"), which funds shall be transferred to bank accounts designated by the Key Employee Representative (Dr. Allan Rosencwaig);

               (ii) release and deliver to the Company the amount referred to in clauses (c)(ii) and (iii) above; and

              (iii) release and deliver any remaining balance of the Escrowed Property to Toray including any interest which has been earned thereon.

          3. Sale of the Company. (a) Toray shall not sell the Company to any purchaser unless the price and other terms and conditions of the sale are on an arm's length basis, it being understood, however, that Toray shall not be under any obligation to sell the Company. The Key Employees and their financial advisors will cooperate with Toray and its financial advisors in pursuing a sale of the Company. Although Toray shall consult with the Key Employees regarding any contacts for purposes of a

                                      5
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potential sale of the Company, all decisions as to potential purchasers, including any direct competitor of the Company, shall be made by Toray. The Key Employees agree not to contact any potential purchaser prior to the signing of a definitive sale agreement, unless consented to by Toray and its financial advisor and subject to the direction of Toray and its financial advisor as to when and with whom such discussions may take place. Toray agrees that it will inform any potential purchaser of the terms of each Key Employee's Employment Agreement, as amended hereby, including that each Key Employee may terminate his employment at any time after March 31, 1996 and at any time following a Sale of the Company, and of their rights to receive severance benefits. Toray and the Company acknowledge that the Key Employees have no obligation to continue to work for the Company following a Sale, and, subject to the fourth sentence of this subsection (a), they shall be free to negotiate any terms they wish with respect to or related directly or indirectly to their employment without any liability to Toray or the Company or Shimadzu. Any such negotiations will be private negotiations conducted by the Key Employees and their professional advisors, and neither the Company, Toray nor Shimadzu nor any of their representatives or advisors shall have any right to be present at any of such negotiations.

          (b) If there is a Sale of the Company on or prior to April 1, 1996, (i) each Key Employee shall receive from Toray as additional consideration for the sale of his Employee Shares pursuant to Section 2 hereof, the greater of (A) his Pro Rata Share of the Applicable Percentage of the Adjusted Sale Price and (B) the Section 2 Purchase Price, (ii) Clay Falkner shall receive the Section 2 Purchase Price and (iii) the rights of the Key Employees pursuant to Section 4 of this Agreement shall automatically terminate. The parties hereto agree to take all actions necessary to provide for the release of the Escrowed Property in accordance with Section 2 hereof on or as soon as practicable after the date of the closing of such Sale.

          (c) If there is a Sale of the Company after April 1, 1996 but prior to the Option Payment Date (as defined in Section 5(d) hereof), (i) each Key Employee shall receive from Toray as additional consideration for the sale of his Employee Shares pursuant to Section 2 hereof, his Pro Rata Share of the Applicable Percentage of the Adjusted Sale Price less the Section 2 Purchase Price paid to such Key Employee and (ii) the rights of the Key Employees pursuant to Section 4 of this Agreement shall automatically terminate.

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          (d)     If there is a Sale of the Company on or after the Option
Payment Date but prior to the Payout Date, (i) each Key Employee who has not exercised his rights pursuant to Section 4(a) hereof shall receive from Toray as additional consideration for the sale of his Employee Shares pursuant to
Section 2 hereof, his Pro Rata Share of the Applicable Percentage of the Adjusted Sale Price less the Section 2 Purchase Price paid to such Key Employee and (ii) the rights of the Key Employees pursuant to Section 4 of this Agreement shall automatically terminate.

          (e) Except as provided in this Section 3(e), Toray shall make the payments due pursuant to this Section 3 within three business days of the closing of the Sale. To the extent any of the Net Proceeds are not paid in the form of cash, the payments to the Key Employees shall be made in the same form of consideration received by Toray based upon the same proportion that the non-cash consideration bears to the total purchase price. If any of the Net Proceeds are to be paid on a deferred basis, the payments pursuant to this section shall similarly be deferred based upon the same allocation; provided, however, that to the extent that Toray or Shimadzu or the Company receives any value directly or indirectly from the Sale of the Company which is not in the form of cash, deferred cash or equity payments, equity securities or a promissory note ("Other Value"), then the fair market value of such Other Value shall be determined by Goldman Sachs & Co. and Antares International Partners, and the Key Employees shall receive, within five business days of the final determination of the Other Value, a cash payment in an amount equal to their Pro Rata Share of the Applicable Percentage of the fair market value of such Other Value as so determined. In the event that Goldman Sachs & Co. and Antares International Partners cannot agree on the fair market value of such Other Value within thirty days after the closing of the Sale, then they shall mutually select an Independent Investment Bank to make such determination.

          4. Fair Market Valuation Right. (a) Subject to Section 3 hereof, for a period of thirty (30) days following the Option Date, each Key Employee shall have the option (the "1997 Option") to receive from Toray as additional consideration for the sale of his Employee Shares pursuant to
Section 2 hereof, his Pro Rata Share of the Applicable Percentage of the Adjusted Fair Market Value of the Company (based on the Market Value determined as of December 31, 1996) less the Section 2 Purchase Price paid to such Key Employee; provided, however, that in order for the 1997 Option to be exercised, one or more of the Key Employees shall have delivered a notice to Toray on or prior to December


                                      7
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31, 1996 requesting that such determination of Market Value be made.

          (b) Subject to Section 3 hereof, each Key Employee who has not already been paid pursuant to Section 4(a) hereof, shall receive on the Payout Date from Toray as additional consideration for the sale of his Employee Shares pursuant to Section 2 hereof, his Pro Rata Share of the Applicable Percentage of the Adjusted Fair Market Value of the Company (based on the Market Value determined as of December 31, 1997) less the Section 2 Purchase Price paid to such Key Employee (any payment made pursuant to section 4(a) or 4(b) hereof being referred to as the "Payout"). Upon payment of the Payout to a Key Employee, such Key Employee's rights under Sections 3 and 4 of this Agreement shall automatically terminate.

          5.     Valuation Mechanics.

          (a) Selection of Independent Investment Bank. The Independent Investment Bank shall be mutually selected by Toray and all the Key Employees who are then eligible to receive a Payout pursuant to Section 4 hereof. In the event Toray and such Key Employees cannot agree on a selection within thirty (30) days following the delivery of the notice referred to in the first sentence of Section 5(c) hereof or by January 31, 1998, as applicable, each of Toray on the one hand and such Key Employees on the other shall select one Independent Investment Bank who shall be retained for the sole purpose of jointly selecting the Independent Investment Bank that shall conduct that valuation of Market Value. If such Key Employees cannot agree among themselves on a selection, the most senior corporate officer of the Company among them shall select on their behalf. Notwithstanding any of the above, the Independent Investment Bank that performs the valuation as of December 31, 1996 shall, if willing, also perform the valuation as of December 31, 1997.

          (b) Expenses. All fees and expenses of the Independent Investment Bank shall be paid by the Company.

          (c) Written Notice. If, on or prior to December 31, 1996, Toray shall receive from any Key Employee written notice that such Key Employee requests a written opinion of an Independent Investment Bank as to the Market Value of the Company as of December 31, 1996, Toray and the Key Employees shall promptly select such an Independent Investment Bank in accordance with the terms of Section 5(a) hereof. Toray and the Company shall arrange for the delivery of such valuation to Toray and the Key Employees promptly following their receipt thereof. Any Key

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Employee may exercise his 1997 Option by delivery of written notice to Toray stating that he wishes to exercise such 1997 Option.

          (d) Payment and Delivery of Payout. The payment of the Payout pursuant to Section 4(a) hereof shall be made on the first business day following the expiration of the 30 day period in Section 4(a)hereof (the "Option Payment Date"). Payment of the Payout pursuant to Section 4(a) or 4(b) shall be made by certified or bank cashier's check upon delivery to Toray of a letter from the Key Employee acknowledging receipt of such funds in full payment of all of Toray's obligations hereunder.

          6.     Restriction on Transfer.

          (a)  Except upon certain specified conditions provided in this
Section 6, Participating Employees may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Employee Shares, or any right or interest therein. Any purported sale, transfer (including, without limitation, involuntary transfers initiated by operation of legal process), hypothecation or disposition of any of the Employee Shares or any right or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void and the Company shall not be required to give effect to, any such transfer on its stock transfer books and records.

          (b) Notwithstanding any other provision of this Agreement, Participating Employees may transfer any or all of the Employee Shares (i) upon a Participating Employee's death, to any person in accordance with the laws of descent or testamentary distribution, (ii) to a revocable living trust of which such Participating Employee and his spouse are the only trustees, or
(iii) with respect to not more than 25%, in the aggregate, of the Participating Employee's Employee Shares specified on his signature page hereto, to one or more trusts for the benefit of his children, the trustee of which is reasonably acceptable to Toray ("Permitted Transferees"); provided, however, that such Employee Shares shall not be transferred until any Permitted Transferee who is not a party to this Agreement executes a valid and legally binding undertaking to Toray to the effect that the Employee Shares so transferred shall thereafter remain subject to all of the provisions of this Agreement as though the Permitted Transferee were a Participating Employee under this Agreement, bound in every respect in the same way as each Participating Employee hereby so agrees to be bound as a Participating Employee hereunder; provided, further, that any Permitted Transferee who is not a party to this Agreement shall be deemed upon acquiring

                                      9
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Employee Shares that have the legend affixed thereto, pursuant to Section 7 hereof, to have agreed to the undertaking described above regardless of whether the Permitted Transferee has executed such undertaking.

          (c) Each Participating Employee may pledge not more than 50% of his Employee Shares to secure loans under a credit facility to be established by the Company for the benefit of the Participating Employees with a financial institution. The credit facility shall set forth restrictions and conditions on the pledge of Employee Shares as Toray, Shimadzu and the Participating Employees shall agree.

          (d) In the event any Employee Shares shall become the separate property of a former spouse (a "Former Spouse") of a Key Employee as a result of or in connection with a divorce proceeding, the Former Spouse shall not have any rights pursuant to Sections 3 or 4 of this Agreement but such Former Spouse shall be required to transfer the Employee Shares to Toray pursuant to
Section 2 hereof.

          7. Legends on Certificates. Any and all certificates now or hereafter issued evidencing Employee Shares shall have endorsed upon them a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT DATED AS OF JANUARY __, 1996 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY TORAY INDUSTRIES, INC., AN AFFILIATE OF THE ISSUER, AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR DISPOSITION COMPLIES WITH THE TERMS OF SAID AGREEMENT, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT PERMITTED TRANSFEREES EXECUTE AN AGREEMENT PROVIDING THAT THE TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF SAID

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   AGREEMENT.  ANY SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR
   DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE VOID."

Such certificate may also bear such other legends and shall be subject to such restrictions on transfer as may be necessary to comply with any stock option or restricted stock agreement and all applicable Federal and state securities laws and regulations.

          8. Amendment to Employment Agreements. The Company and the Key Employees each agree that each of the Employment Agreements is hereby amended as follows:

          (a) Amendment to Section 2. Section 2 is amended to add to the end thereof after the word "term" the following proviso: "provided, however, that after March 31, 1996 the Employee may terminate this Agreement at any time upon at least thirty days prior written notice to the Company.".

          (b) Amendment to Section 8(c). Section 8(c) is amended to read in its entirety as follows:

          "(c) Cause. The Company may terminate the Employee's employment for Cause. 'Cause' shall mean (1) a willful or grossly negligent failure by the Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or incapacity as determined by the Board), which continues unremedied for a period of ten days following receipt of written notice from the Company specifying such failure; (2) a wilful act by the Employee that violates
Section 12 of this Agreement while the Employee is employed by the Company;
(3) the commission of any material act of dishonesty by the Employee against the Company; or (4) the willful engaging by the Employee in conduct that is materially and substantially injurious to the Company, monetarily or otherwise, which conduct does not cease immediately upon receipt of a written notice from the Company specifying such conduct and injury and which injury is not remedied or cured within ten days after receipt of such notice.".

          (c) Amendment to Section 9(e). The fourth line of Section 9(e) is amended to read as follows: "following acts by the Company or Toray, or failures by the Company or Toray". Section 9(e) is further amended by (i) deleting the word "or" as it appears in the last line of clause (iii) thereof,
(ii) deleting the period at the end of clause (iv) thereof and substituting in its place the phrase "; or", and (iii) adding to

                                      11
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the end thereof the following: "(v) if at any time Toray Industries, Inc. and
Shimadzu Corporation and their affiliates cease to own in excess of 50% of the outstanding stock of the Company, measured by either voting power or economic value, provided that with respect to this clause (v), the Employee terminates his employment within three months following such time.".

          (d) Amendment to Section 12. Section 12 is amended by deleting the phrase ", during the Severance Period and for a period of two (2) years" as it appears in subsections (a) and (d) thereof and substituting in its place each time the phrase "and for a period of one (1) year".

          9. Rights Upon Termination of Employment. If a Key Employee (i) resigns from the Company for any reason other than for Good Reason (as defined in the Employment Agreements, as amended hereby) or (ii) is terminated for Cause (as defined in the Employment Agreements, as amended hereby), then his rights pursuant to Sections 3 and 4 hereof shall automatically terminate. Notwithstanding anything herein to the contrary, if, prior to April 1, 1996, a Key Employee's employment with the Company is terminated for any reason, he shall not lose his right to receive his Pro Rata Share of the Key Employee Payment pursuant to Section 2 hereof. In addition, if on or after the date hereof, a Key Employee's employment with the Company is terminated for any reason other than the reasons set forth in clauses (i) or (ii) above, he shall remain fully entitled to all of his rights pursuant to Sections 3 and 4 hereof notwithstanding such termination.

          10.     Miscellaneous.

          (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by registered or certified mail (postage prepaid, return receipt requested) or by confirmed facsimile transmissions to the respective parties as follows:

          If to Toray:

               Toray Industries, Inc.
               2nd Head Office Building
               8-1 Mihama 1-Chome
               Urayasu, Chiba 279, Japan
               Facsimile Number:  (011-81) 473-50-6072
               Attention:  Satoru Masuzaki


                                      12
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          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153
               Facsimile Number:  (212) 310-8007
               Attention:  Ted S. Waksman, Esq.

          If to the Company:

               Therma-Wave, Inc.
               47320 Mission Falls Court
               Fremont, CA  94539
               Facsimile Number:  (510) 656-3863
               Attention:  Dr. Allan Rosencwaig

          with a copy to Toray Industries, Inc.

          If to Dr. Allan Rosencwaig:

               Dr. Allan Rosencwaig
               3304 Deer Hollow Drive
               Danville, CA 94056
               Facsimile Number: (510) 490-0843

          with a copy to:

               Orrick, Herrington & Sutcliffe
               The Old Federal Reserve Bank Building
               400 Sansome Street
               San Francisco, CA 94111-3143
               Facsimile Number:  (415) 773-5759
               Attention:  John F. Seegal, Esq.

          and if to any other Key Employee:

               to such Key Employee at his address and facsimile number set forth on Schedule A hereto with a copy to Dr. Allan Rosencwaig or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (b) Amendments. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

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          (c)  WAIVER OF TRIAL BY JURY.  TO THE FULL EXTENT PERMITTED BY LAW,
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING THIS AGREEMENT.

          (d) Entire Agreement; Termination of Prior Agreements. This Agreement (including the agreements referred to herein and any schedules, exhibits or annexes hereto) constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. The parties hereto hereby agree that (i) this Agreement shall automatically terminate the Stock Purchase Agreement and the Key Employee Agreement; provided, that, subject to the provisions of Section 2 hereof, the Escrow Agreement shall remain in full force and effect and (ii) the Employment Agreements shall remain in full force and effect and, except as amended by Section 8 hereof, all of the provisions of the Employment Agreements shall remain unchanged without modification or amendment. Notwithstanding the foregoing, the agreement among Toray, the Company and the Key Employees relating to the reimbursement of professional fees, as evidenced by resolutions of the Company's Board of Directors adopted on December 5, 1995 shall remain in full force and effect.

          (e) No Rights as an Employee. Nothing in this Agreement shall affect in any manner whatsoever the rights of the Company to terminate any Key Employee's employment for any reason, with or without cause, subject to any employment agreement to which a Key Employee may be a party.

          (f) Confidentiality. Each Key Employee and Clay Falkner agrees to keep confidential any information not otherwise in the public domain concerning a proposed Sale of the Company.

          (g) Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.


THERMA-WAVE, INC.                    TORAY INDUSTRIES, INC.


By:   /s/ Allan Rosencwaig           By:   /s/ Satoru Masuzaki
   -----------------------              ----------------------
Name:     Allan Rosencwaig           Name:     Satoru Masuzaki
     ---------------------                --------------------
Title: President and CEO             Title: Director &
      --------------------                  General Manager
                                            ------------------

/s/ Allan Rosencwaig                 /s/ Anthony W. Lin
--------------------------           -------------------------
Dr. Allan Rosencwaig                     Anthony W. Lin


/s/ Lee Smith                        /s/ Jon Opsal
--------------------------           -------------------------
    Lee Smith                            Jon Opsal


/s/ David L. Willenborg              /s/ Clay Falkner
--------------------------           -------------------------
David L. Willenborg                      Clay Falkner

                                  SCHEDULE A



Key Employee                    Employee             Purchase
Name and Address                 Shares                Price
----------------                --------             --------
Dr. Allan Rosencwaig            2,006,547         US$ 9,180,686.65
3304 Dear Hollow Drive
Danville, CA  94056
Facsimile: (510) 490-0843

David L. Willenborg               267,725             1,224,939.83
[Address]

Lee Smith                          82,500              377,467.68
[Address]

Anthony W. Lin                     82,500              377,467.68
[Address]

Jon Opsal                          46,575              213,097.67
[Address]

Clay Falkner                       60,000              274,521.95
                                ---------      ------------------
[Address]

     TOTAL                      2,545,847       US$ 11,648,181.47
                                =========       =================